CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 12, 2022, with respect to the consolidated financial statements of Sunshine Fitness Growth Holdings, LLC and Subsidiaries (d/b/a Planet Fitness) included in the current report of Planet Fitness, Inc. on Form 8-K/A filed April 26, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Planet Fitness, Inc. on Form S-3ASR (File No. 333-263230).

/s/ Grant Thornton LLP

Orlando, Florida
April 26, 2022